EXHIBIT 10.1

EXCHANGE AGREEMENT

among

DEERFIELD CAPITAL CORP.,
TABERNA PREFERRED FUNDING V, LTD.,
TABERNA PREFERRED FUNDING VII, LTD.,
TABERNA PREFERRED FUNDING VIII, LTD.,
and
TABERNA PREFERRED FUNDING IX, LTD.

Dated as of March 4, 2010

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of March 4, 2010 (this “Agreement”), is entered into by and among DEERFIELD CAPITAL CORP., a Maryland corporation (the “Company”), TABERNA PREFERRED FUNDING V, LTD. (“Taberna V”), TABERNA PREFERRED FUNDING VII, LTD. (“Taberna VII”), TABERNA PREFERRED FUNDING VIII, LTD. (“Taberna VIII”) and TABERNA PREFERRED FUNDING IX, LTD. (“Taberna IX”, and together with Taberna V, Taberna VII and Taberna VIII, “Taberna”).

RECITAL:

A. Reference is made to (i) that certain Junior Subordinated Indenture, dated as of September 29, 2005 (as amended, restated and supplemented from time to time, the “Original Trust I Indenture”), (ii) that certain Junior Subordinated Indenture, dated as of August 2, 2006 (as amended, restated and supplemented from time to time, the “Original Trust II Indenture”), and (iii) that certain Junior Subordinated Indenture dated as of October 27, 2006 (as amended, restated and supplemented from time to time, the “Original Trust III Indenture” and together with the Original Trust I Indenture and the Original Trust II Indenture, the “Original Indentures”), each by and between the Deerfield Capital LLC, a Delaware limited liability company (formerly known as Deerfield Triarc Capital LLC) (“Deerfield LLC”) and The Bank of New York Mellon Trust Company, National Association, a national banking association (as successor to JPMorgan Chase Bank, National Association and The Bank of New York Trust Company, National Association), as Trustee (“BNYM”) (in each capacity, the “Original Indenture Trustee”).

B. Reference is made to (i) that certain Amended and Restated Trust Agreement, dated as of September 29, 2005 (the “Trust I Trust Agreement”), (ii) that certain Amended and Restated Trust Agreement, dated as of August 2, 2006 (the “Trust II Trust Agreement”), and (iii) that certain Amended and Restated Trust Agreement, dated as of October 27, 2006 (the “Trust III Trust Agreement” and together with the Trust I Trust Agreement and the Trust II Trust Agreement, the “Trust Agreements”), each by and among Deerfield LLC, as depositor, BNYM, as property trustee (in each capacity, the “Property Trustee”), BNY Mellon Trust of Delaware (successor in interest to Chase Bank USA, National Association and The Bank of New York (Delaware)), as Delaware trustee, the respective administrative trustees named therein and other parties thereto.

C. Taberna Preferred Funding III, Ltd. (“Taberna III”) is the holder of preferred securities in the original principal amount of $25,000,000 issued by Deerfield Capital Trust I (formerly known as Deerfield Triarc Capital Trust I) (“Trust I”) pursuant to the Trust I Trust Agreement (the “Non-Participating Trust I Securities”).

D. Taberna V is the holder of preferred securities in the original aggregate principal amount of $25,000,000 issued by Trust I pursuant to the Trust I Trust Agreement, a copy of which is attached hereto as Exhibit A-1 (the “Participating Trust I Securities”).

E. Taberna VII is the holder of preferred securities in the original aggregate principal amount of $25,000,000 issued by Deerfield Capital Trust II (formerly known as Deerfield Triarc Capital Trust II) (“Trust II”) pursuant to the Trust II Trust Agreement, a copy of which is attached hereto as Exhibit A-2 (the “Participating Trust II Securities”).

F. Taberna VIII and Taberna IX are the holders of preferred securities in the original aggregate principal amount of $20,000,000 and $25,000,000, respectively, issued by Deerfield Capital Trust III (formerly known as Deerfield Triarc Capital Trust III) (“Trust III”) pursuant to the Trust III Trust Agreement, copies of which are attached hereto as Exhibits A-3(VIII) and A-3(IX) respectively (collectively, the “Participating Trust III Securities” and together with the Participating Trust I Securities and the Participating Trust II Securities, the “Participating Securities”).

G. Simultaneously herewith, the Company and BNYM, as trustee (the “New Indenture Trustee”), have entered into that certain Junior Subordinated Indenture (the “New Indenture”) pursuant to which the Company proposes to issue junior subordinated notes, due October 30, 2035, in the original aggregate principal amount of Ninety-Five Million Dollars ($95,000,000.00) as follows:

(i) $25,000,000 to Taberna V, a copy of which is attached hereto as Exhibit B-1 (the “Taberna V Note”);

(ii) $25,000,000 to Taberna VII, a copy of which is attached hereto as Exhibit B-2 (the “Taberna VII Note”);

(iii) $20,000,000 to Taberna VIII, a copy of which is attached hereto as Exhibit B-3 (the “Taberna VIII Note”); and

(iv) $25,000,000 to Taberna IX, a copy of which is attached hereto as Exhibit B-4 (the “Taberna IX Note”, and together with the Taberna V Note, the Taberna VII Note and the Taberna VIII Note, the “New Securities”).

H. On the terms and subject to the conditions set forth in this Agreement, the Company and Taberna have agreed to exchange the Participating Securities for the New Securities.

I. Taberna III will not participate in the Exchange (as defined herein) due to prohibitions set forth in its collateralized debt obligation indenture and will continue to hold $25,000,000 in aggregate original principal amount of Non-Participating Trust I Securities issued by Trust I.

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1. Definitions. All capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the New Indenture. The following terms shall have the following meanings:

“Affiliate” has the meaning set forth in Section 4(d).

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.

“Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any entity whose assets include (for purposes of U.S. Department of Labor Regulations Section 2510.3-101 or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BNYM” has the meaning set forth in the Recitals.

“CDO Trustee” has the meaning set forth in Section 2(b)(i).

“Closing Date” has the meaning set forth in Section 2(b).

“Closing Room” has the meaning set forth in Section 2(b).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Commission” has the meaning set forth in Section 4(r).

“Company” has the meaning set forth in the introductory paragraph hereof.

“Company Counsel” has the meaning set forth in Section 3(b).

“DTC” means The Depository Trust Company, a New York corporation, or any successor thereto.

“Equity Interests” means with respect to any Person (a) if such a Person is a partnership, the partnership interests (general or limited) in a partnership, (b) if such Person is a limited liability company, the membership interests in a limited liability company and (c) if such Person is a corporation, the shares or stock interests (both common stock and preferred stock) in a corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.

“Exchange” has the meaning set forth in Section 2(b).

“Exchange Act” has the meaning set forth in Section 4(f).

“Financial Statements” has the meaning set forth in Section 4(s).

“GAAP” has the meaning set forth in Section 4(s).

“Governmental Entity” and Governmental Entities” have the meanings set forth in Section 4(k).

“Governmental Licenses” has the meaning set forth in Section 4(n).

“Holder” has the meaning set forth in the New Indenture.

“Impairment” means any claim, counterclaim, setoff, defense, action, demand, litigation (including administrative proceedings or derivative actions), encumbrance, right (including expungement, avoidance, reduction, contractual or equitable subordination, or otherwise) or defect.

“Indemnified Parties” has the meaning set forth in Section 8(a). “Indemnified Party” has the correlative meaning.

“Interim Financial Statements” has the meaning set forth in Section 4(s).

“Investment Company Act” has the meaning set forth in Section 4(f).

“Investment Company Act Counsel” has the meaning set forth in Section 3(b).

“Lien” has the meaning set forth in Section 4(k).

“Maryland Counsel” has the meaning set forth in Section 3(b).

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the Company and its Significant Subsidiaries taken as a whole.

“Material Adverse Change” has the meaning set forth in Section 3(f).

“New Indenture” has the meaning set forth in the Recitals.

“New Indenture Trustee” has the meaning set forth in the Recitals.

“New Securities” has the meaning set forth in the Recitals.

“Non-Participating Trust I Securities” has the meaning set forth in the Recitals.

“Operative Documents” means, collectively, this Agreement, the New Indenture and the New Securities.

“Original Indentures” has the meaning set forth in the Recitals.

“Original Indenture Trustee” has the meaning set forth in the Recitals.

“Original Trust I Indenture” has the meaning set forth in the Recitals.

“Original Trust II Indenture” has the meaning set forth in the Recitals.

“Original Trust III Indenture” has the meaning set forth in the Recitals.

“Participating Securities” has the meaning set forth in the Recitals.

“Participating Trust I Securities” has the meaning set forth in the Recitals.

“Participating Trust II Securities” has the meaning set forth in the Recitals.

“Participating Trust III Securities” has the meaning set forth in the Recitals.

“Property Trustee” has the meaning set forth in the Recitals.

“Regulation D” has the meaning set forth in Section 4(d).

“Repayment Event” has the meaning set forth in Section 4(k).

“Rule 144A(d)(3)” has the meaning set forth in Section 4(f).

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it.

“Significant Subsidiary” has the meaning as set forth in Securities and Exchange Commission Regulation S-X.

“Significant Subsidiaries” means, collectively, each and every Significant Subsidiary.

“Taberna” has the meaning set forth in the introductory paragraph hereof.

“Taberna III” has the meaning set forth in the Recitals.

“Taberna V” has the meaning set forth in the introductory paragraph hereof.

“Taberna VII” has the meaning set forth in the introductory paragraph hereof.

“Taberna VIII” has the meaning set forth in the introductory paragraph hereof.

“Taberna IX” has the meaning set forth in the introductory paragraph hereof.

“Taberna V Note” has the meaning set forth in the Recitals.

“Taberna VII Note” has the meaning set forth in the Recitals.

“Taberna VIII Note” has the meaning set forth in the Recitals.

“Taberna IX Note” has the meaning set forth in the Recitals.

“Taberna Transferred Rights” means any and all of Taberna’s right, title, and interest in, to and under the Participating Securities, including, without limitation, the following:

(i) the Original Indentures and Trust Agreements;

(ii) all amounts payable to Taberna under the Participating Securities, the Original Indentures and/or the Trust Agreements, excluding, however, amounts payable on account of all outstanding accrued interest under the Participating Securities through and including the Closing Date;

(iii) all claims (including “claims” as defined in Section §101(5) of the Bankruptcy Code), suits, causes of action, and any other right of Taberna, whether known or unknown, against the Company or any of its Affiliates (including the Trusts), agents, representatives, contractors, advisors, or any other entity that in any way is based upon, arises out of or is related to any of the foregoing, including all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the exchange of, purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of Taberna against any attorney, accountant, financial advisor, or other entity arising under or in connection with the Participating Securities, the Original Indentures, the Trust Agreements, the Purchase Agreements (as defined in the Trust Agreements) or the transactions related thereto or contemplated thereby;

(iv) all guarantees and all collateral and security of any kind for or in respect of the foregoing;

(v) all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of Taberna under the Participating Securities, the Original Indentures and the Trust Agreements, other than fees, costs and expenses payable to Taberna hereunder and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and

(vi) all proceeds of the foregoing.

“Tax” and “Taxes” have the meanings set forth in Section 4(y).

“Tax Returns” has the meaning set forth in Section 4(y).

“Trust I” has the meaning set forth in the Recitals.

“Trust II” has the meaning set forth in the Recitals.

“Trust III” has the meaning set forth in the Recitals.

“Trust I Trust Agreement” has the meaning set forth in the Recitals.

“Trust II Trust Agreement” has the meaning set forth in the Recitals.

“Trust III Trust Agreement” has the meaning set forth in the Recitals.

“Trust Agreements” has the meaning set forth in the Recitals.

“Trusts” has the meaning set forth in the Recitals.

2. Exchange of Participating Securities for the New Securities.

(a) The Company agrees to issue the New Securities in accordance with the New Indenture and has requested that Taberna accept such New Securities in exchange for the Participating Securities, and Taberna hereby accepts such New Securities in exchange for the Participating Securities upon the terms and conditions set forth herein.

(b) The closing of the exchange contemplated herein shall occur at the offices of Dechert LLP in New York, New York (the “Closing Room”), or such other place as the parties hereto shall agree, at 11:00 a.m. New York time, on March 4, 2010 or such later date as the parties may agree (such date and time of delivery, the “Closing Date”). The Company and Taberna hereby agree that the exchange (the “Exchange”) will occur in accordance with the following requirements:

(i) Taberna Capital Management, LLC (as collateral manager for each of the Taberna entities) shall have delivered an issuer order instructing each trustee (in each such capacity, a “CDO Trustee”) under the applicable indenture pursuant to which such CDO Trustee serves as trustee for the holders of the Participating Securities to exchange the Participating Securities for the New Securities.

(ii) The Participating Securities and the New Securities shall have been delivered to the Closing Room, copies of which shall have previously been made available for inspection, if so requested.

(iii) The Company shall have directed the New Indenture Trustee to authenticate the New Securities and deliver them to the applicable CDO Trustee, as follows: (i) Taberna V Note to Taberna V, (ii) Taberna VII Note to Taberna VII, (iii) Taberna VIII Note to Taberna VIII, and (iv) Taberna IX Note to Taberna IX.

(iv) The New Indenture Trustee shall have authenticated the New Securities in accordance with the terms of the New Indenture and delivered them as provided above.

(v) The Company and Taberna shall provide directions to each CDO Trustee and Property Trustee to cancel through DTC any global Participating Securities and to cancel any physical Participating Securities delivered to the Property Trustee.

(vi) The Company shall deliver to the Property Trustee the common securities issued under the applicable Trust Agreements and shall direct the Property Trustee to cancel them.

(vii) Simultaneously with the occurrence of the events described in subsections (iv) and (v) hereof, (A) each Taberna entity, as the holder of the applicable Participating Securities, irrevocably transfers, assigns, grants and conveys its related Taberna Transferred Rights to the Company and the Company assumes all rights and obligations of each such Taberna entity with respect to the Participating Securities and the Taberna Transferred Rights and (B) each Holder shall be entitled to all of the rights, title and interest of a Holder under the terms of the New Securities, the New Indenture and any other Operative Documents.

(viii) The Company shall have paid to BNYM all of such party’s reasonable legal fees, costs and other expenses in connection with the Exchange, as well as all other accrued and unpaid fees, costs and expenses under the Original Indentures and the Trust Agreements, if any.

(ix) The Company shall have paid to the Existing Indenture Trustee, for application upon the Participating Securities and for distribution to Taberna as holder of the Participating Securities pursuant to the terms of the Original Indentures, all outstanding accrued interest under the Participating Securities through and including the Closing Date.

3. Conditions Precedent. The obligations of the parties under this Agreement are subject to the following conditions precedent:

(a) The representations and warranties contained herein shall be accurate as of the date of delivery of the New Securities.

(b) Weil, Gotshal & Manges LLP, counsel for the Company (the “Company Counsel”), shall have delivered an opinion, dated as of the Closing Date, addressed to each Holder and to the New Indenture Trustee, in substantially the form set forth in Exhibit E-1 hereto, Hogan & Hartson LLP, Maryland counsel for the Company (“Maryland Counsel”), shall have delivered an opinion, dated as of the Closing Date, addressed to each Holder and to the New Indenture Trustee, in substantially the form set forth in Exhibit E-2 hereto, and Hunton & Williams LLP, counsel for the Company (“Investment Company Act Counsel”), shall have delivered an opinion, dated as of the Closing Date, addressed to each Holder and to the New Indenture Trustee, in substantially the form set forth in Exhibit E-3 hereto. In rendering its opinion, the Company Counsel, Maryland Counsel and Investment Company Act Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of the Company and by government officials; provided, however, that copies of any such certificates or documents are delivered to the Holders and the New Indenture Trustee, and upon such other documents as such counsel may, in their reasonable opinion, deem appropriate as a basis for the Company Counsel’s, Maryland Counsel’s and Investment Company Act Counsel’s respective opinions. The Company Counsel, Maryland Counsel and Investment Company Act Counsel may specify the jurisdictions in which they are admitted to practice and that they are not admitted to practice in any other jurisdiction and are not experts in the law of any other jurisdiction.

(c) The Holders shall have received the opinion of Company Counsel, dated as of the Closing Date, addressed to each Holder and to the New Indenture Trustee, in substantially the form set forth in Exhibit E-4 hereto.

(d) The Holders shall have received the opinion of Gardere Wynne Sewell LLP, special counsel for the New Indenture Trustee, dated as of the Closing Date, addressed to the Holders and their successors and assigns, in substantially the form set forth in Exhibit E-5 hereto.

(e) The Company shall have furnished to the Holders and the New Indenture Trustee, a certificate signed by the Company’s Chief Executive Officer, President, any Senior Vice President, Chief Financial Officer, Treasurer or Assistant Treasurer, dated as of the Closing Date, addressed to the Holders and to the New Indenture Trustee, in substantially the form set forth in Exhibit E-6 hereto.

(f) The Company shall have furnished to the Holders a certificate of the Company, signed by the Chief Executive Officer, President or a Senior Vice President, and the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company, in their capacities as such, dated as of the Closing Date, stating that since the date of the latest Interim Financial Statements, there has been no material adverse change in the condition (financial or other), earnings, business or assets of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions occurring in the ordinary course of business (a “Material Adverse Change”).

(g) Prior to the Closing Date, the Company shall have furnished to the Holders and their counsel such further information, certificates and documents as the Holders or such counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Holders or their counsel, this Agreement and any obligations of Taberna hereunder, whether as holders of the Participating Securities or as prospective Holders of the New Securities, may be canceled at, or at any time prior to, the Closing Date by Taberna. Notice of such cancellation shall be given to the Company in writing or by telephone and confirmed in writing, or by e-mail or facsimile.

Each certificate signed by any officer of the Company and delivered to the Holders or the Holders’ counsel in connection with the Operative Documents and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company and not by such officer in any individual capacity.

4. Representations and Warranties of the Company. The Company represents, warrants and covenants to Taberna, as holder of the Participating Securities, and with the Holders, as follows as of the date hereof:

(a) It (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, and (ii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents.

(b) It (i) is a sophisticated entity with respect to matters such as the Exchange, and (ii) has independently and without reliance upon Taberna, any Holder, Taberna Capital Management, LLC or the New Indenture Trustee or any of their Affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement and the other Operative Documents, except that it has relied upon Taberna’s express representations, warranties, covenants and agreements in this Agreement. The Company acknowledges that none of Taberna, any Holders, Taberna Capital Management, LLC or the New Indenture Trustee or any of their Affiliates has given it any investment advice, credit information or opinion on whether the Exchange is prudent.

(c) It has not engaged any broker, finder or other entity acting under the authority of it or any of its Affiliates that is entitled to any broker’s commission or other fee in connection with this Agreement or the other Operative Documents and the consummation of the transactions contemplated herein or therein for which Taberna, any Holder, the New Indenture Trustee or any of their Affiliates could be responsible.

(d) Neither the Company nor any of its “Affiliates” (as defined in Rule 501(b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the New Securities under the Securities Act.

(e) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the New Securities.

(f) Assuming the accuracy of the representations in Section 5, the New Securities (i) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (ii) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the New Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(g) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the New Securities.

(h) Assuming the accuracy of the representations in Section 5, the Company is not, and, following the issuance of the New Securities and the consummation of the transactions contemplated by the Operative Documents and the application of the proceeds therefrom, the Company will not be required to register as an “investment company,” nor is or will the Company be an entity “controlled” by an entity required to register as an “investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.

(i) Each of this Agreement and the other Operative Documents and the consummation of the transactions contemplated herein and therein have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution and delivery by Taberna and/or the New Indenture Trustee, as applicable, will be a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(j) The New Securities have been duly authorized by the Company and, on the Closing Date, will have been duly executed and delivered to the New Indenture Trustee for authentication in accordance with the New Indenture and, when authenticated in the manner provided for in the New Indenture and delivered to the Holders in exchange for the Participating Securities, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the New Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(k) Neither the issue of the New Securities and exchange of the New Securities for the Participating Securities, nor the execution and delivery of and compliance with the Operative Documents by the Company, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or bylaws or similar organizational documents of the Company or any of its subsidiaries or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or their respective properties or assets (each a “Governmental Entity” and collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries prior to its scheduled maturity.

(l) The Company has all requisite power and authority to own, lease and operate its properties and assets and conduct the business it transacts and proposes to transact, and is duly qualified to transact business and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure of the Company to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect.

(m) The Company has no subsidiaries that are material to its business, financial condition or earnings, other than the Significant Subsidiaries listed in Exhibit D attached hereto (which Exhibit D includes each of the Company’s Significant Subsidiaries). Each Significant Subsidiary is a corporation, partnership or limited liability company duly and properly incorporated or organized or formed, as the case may be, validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized or formed, with all requisite corporate power and authority to own, lease and operate its properties and conduct the business it transacts. Each Significant Subsidiary is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as applicable, and is in good standing in each jurisdiction where the nature of its activities requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a Material Adverse Effect. No Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument, other than as required by applicable law, to which it is a party or is subject , from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock or other Equity Interests, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(n) The Company and each of the Significant Subsidiaries hold all necessary approvals, authorizations, orders, licenses, consents, registrations, qualifications, certificates and permits (collectively, the “Governmental Licenses”) of and from Governmental Entities necessary to conduct their respective businesses as now being conducted, and neither the Company nor any Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental License, except where the failure to be so licensed or approved or the receipt of an unfavorable decision, ruling or finding, would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure of such Governmental Licenses to be in full force and effect, would not, singly or in the aggregate, have a Material Adverse Effect; and the Company and the Significant Subsidiaries are in compliance with all applicable laws, rules, regulations, judgments, orders, decrees and consents, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect.

(o) All of the issued and outstanding Equity Interests of the Company and each of its subsidiaries are validly issued, fully paid and non-assessable; all of the issued and outstanding Equity Interests of each consolidated subsidiary of the Company is owned by the Company, directly or through subsidiaries, free and clear of any Lien, claim, or equitable right (in each case, other than preferred equity interests issued by CDO subsidiaries); and none of the issued and outstanding Equity Interests of the Company or any subsidiary was issued in violation of any preemptive or similar rights arising by operation of law, under the charter or by-laws of such entity or under any agreement to which the Company or any of its subsidiaries is a party.

(p) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any such subsidiary is a party or by which it or any of them may be bound or to which any of the property or assets of any of them is subject, except, in the case of clause (ii), where such violation or default would not, singly or in the aggregate, have a Material Adverse Effect.

(q) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of the Company after due inquiry, threatened against or affecting the Company or any of its subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(r) The accountants of the Company who certified the Financial Statements(defined below) are independent public accountants of the Company and its subsidiaries within the meaning of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder.

(s) The audited consolidated financial statements (including the notes thereto) and schedules of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2008, (the “Financial Statements”) and the interim unaudited consolidated financial statements of the Company and its consolidated subsidiaries for the quarter ended September 30, 2009 (the “Interim Financial Statements”) provided to Taberna are the most recent publicly available audited and unaudited consolidated financial statements of the Company and its consolidated subsidiaries, respectively, and fairly present in all material respects, in accordance with U.S. generally accepted accounting principles (“GAAP”), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the dates and for the periods therein specified, subject, in the case of Interim Financial Statements, to year-end adjustments. Such consolidated financial statements and schedules have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as otherwise noted therein and subject to normal recurring adjustments in the ordinary course).

(t) Neither the Company nor any of its subsidiaries has any material liability, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company or any of its subsidiaries that could give rise to any such liability), except for (i) liabilities set forth in the Financial Statements or the Interim Financial Statements, or otherwise disclosed in any public filing of the Company, (ii) normal fluctuations in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and all of its subsidiaries since the date of the most recent balance sheet included in such Interim Financial Statements, and (iii) as otherwise set forth in the Operative Documents.

(u) Since the date of the Interim Financial Statements, there has not been (A) any Material Adverse Change or (B) any dividend or distribution of any kind declared, paid or made by the Company on any class of its Equity Interests, other than regular quarterly dividends.

(v) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, except those which would not, singly or in the aggregate, have a Material Adverse Effect.

(w) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Operative Documents, as applicable, or the consummation by the Company of the transactions contemplated by the Operative Documents.

(x) The Company and each of its subsidiaries has good and marketable title to all of its respective real and personal property, in each case free and clear of all Liens and defects, except for those that would not, singly or in the aggregate, have a Material Adverse Effect; and all of the leases and subleases under which the Company or any of its subsidiaries holds properties are in full force and effect, except where the failure of such leases and subleases to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary of the Company under any such leases or subleases, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for such claims that would not, singly or in the aggregate, have a Material Adverse Effect.

(y) The Company and each Significant Subsidiary has timely and duly filed (or filed extensions thereof (and which extensions are presently in effect)) all Tax Returns (as defined below) required to be filed by them, except where such would not, singly or in the aggregate, have a Material Adverse Effect, and all such Tax Returns are true, correct and complete in all material respects. The Company and each Significant Subsidiary has timely and duly paid in full all Taxes (as defined below) required to be paid by them (whether or not such amounts are shown as due on any Tax Return), except for any Taxes that are being disputed in good faith and for which adequate reserves are held. There are no federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of the Significant Subsidiaries, and no such audits or assessments are threatened that if adversely determined would have a Material Adverse Effect. As used herein, the terms “Tax” or “Taxes” mean (i) all federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any Governmental Entity, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract. As used herein, the term “Tax Returns” means all federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any Governmental Entity.

(z) Interest payable by the Company on the New Securities is deductible by the Company for United Stated Federal income tax purposes and there are no rulemaking or similar proceedings before the U.S. Internal Revenue Service or comparable federal, state, local or foreign government bodies which involve or affect the Company or any subsidiary, which, if the subject of an action unfavorable to the Company or any subsidiary, would likely result in a Material Adverse Effect.

(aa) The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintains a system of internal accounting controls to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The Company and the Significant Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions contemplated hereby including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against. All policies of insurance and fidelity or surety bonds insuring the Company or any of the Significant Subsidiaries or the Company’s or Significant Subsidiaries’ respective businesses, assets, employees, officers and directors are in full force and effect. The Company and each of the Significant Subsidiaries are in compliance with the terms of such policies and instruments in all material respects. Neither the Company nor any Significant Subsidiary has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Within the past twelve months, neither the Company nor any Significant Subsidiary has been denied any insurance coverage it has sought or for which it has applied.

(cc) The Company and its subsidiaries or any person acting on behalf of the Company and its subsidiaries including, without limitation, any director, officer, agent or employee of the Company or its subsidiaries has not, directly or indirectly, while acting on behalf of the Company and its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.

(dd) The information provided by the Company pursuant to the Operative Documents does not, as of the date hereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Except as expressly stated in this Agreement, the other Operative Documents or any of the other documents delivered by the Company in connection herewith, the Company makes no representations or warranties, express or implied, with respect to the Exchange, the Taberna Transferred Rights, the Participating Securities, the Original Indentures or any other matter.

5. Representations and Warranties of Taberna. Each of Taberna V, Taberna VII, Taberna VIII and Taberna IX, for itself, represents, warrants and covenants to the Company as follows:

(a) It (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, and (ii) has full power and authority to execute, deliver and perform its obligations under this Agreement.

(b) This Agreement and the consummation of the transactions contemplated herein has been duly authorized by it and, on the Closing Date, will have been duly executed and delivered by it and, assuming due authorization, execution and delivery by the Company and the New Indenture Trustee of the Operative Documents to which each is a party, will be a legal, valid and binding obligation of such Taberna entity, enforceable against such Taberna entity in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c) No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other Person, other than those that have been made or obtained, is necessary or required for the performance by such Taberna entity of its obligations under this Agreement or to consummate the transactions contemplated herein.

(d) It is a “Qualified Purchaser” as such term is defined in Section 2(a)(51) of the Investment Company Act.

(e) Taberna V is the sole legal and beneficial owner of the Participating Trust I Securities and the related Taberna Transferred Rights and shall deliver the Participating Trust I Securities free and clear of any Lien.

(f) Taberna VII is the sole legal and beneficial owner of the Participating Trust II Securities and the related Taberna Transferred Rights and shall deliver the Participating Trust II Securities free and clear of any Lien.

(g) Taberna VIII and Taberna IX are the legal and beneficial owners of the Participating Trust III Securities and the related Taberna Transferred Rights and shall deliver the Participating Trust III Securities free and clear of any Lien.

(h) There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to its knowledge, threatened against or affecting it, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents.

(i) The outstanding principal amount of its respective Participating Securities is the face amount as set forth in such Participating Securities.

(j) It is aware that the New Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(k) It is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act. Without characterizing the Participating Securities or the Taberna Transferred Rights as a “security” within the meaning of the applicable securities laws, it has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Participating Securities or Taberna Transferred Rights in violation of any applicable securities laws.

(l) Neither it nor any of its Affiliates, nor any person acting on its or its Affiliate’s behalf has engaged, or will engage, in any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the New Securities.

(m) It understands and acknowledges that (i) no public market exists for any of the New Securities and that it is unlikely that a public market will ever exist for the New Securities, (ii) such Holder is purchasing the New Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and it agrees to the legends and transfer restrictions applicable to the New Securities contained in the New Indenture, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the New Securities.

(n) It has not engaged any broker, finder or other entity acting under its authority that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated herein for which the Company could be responsible.

(o) It (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Company or any of its Affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Company’s express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the Company in connection therewith.

Except as expressly stated in this Agreement, no Taberna entity makes any representations or warranties, express or implied, with respect to the Exchange, the Taberna Transferred Rights, the Participating Securities, the Original Indentures, or any other matter.

6. Covenants and Agreements of the Company. The Company covenants and agrees with Taberna and the Holders as follows:

(a) The Company will arrange for the qualification of the New Securities for sale under the laws of such jurisdictions as the Holders may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the New Securities. The Company will promptly advise the Holders of the receipt by the Company of any notification with respect to the suspension of the qualification of the New Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(b) The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, engage in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the New Securities.

(c) The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the New Securities under the Securities Act.

(d) The Company will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, engage in any form of “general solicitation or general advertising” (within the meaning of Regulation D) in connection with any offer or sale of the any of the New Securities.

(e) (i) For a year from the date hereof, the New Securities shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, and (ii) so long as any of the New Securities are outstanding, the Company shall not be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the New Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(f) The Company will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each Holder and to each prospective purchaser (as designated by a Holder) of the New Securities, upon the request of such Holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.  If the Company is required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Holders, the holders of the New Securities, and the prospective purchasers designated by the Holders and such holders, from time to time, of the New Securities.

(g) The Company will not, until one hundred eighty (180) days following the Closing Date, without the Holders’ prior written consent, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of, directly or indirectly to a prospective purchaser, (i) any New Securities or other securities substantially similar to the New Securities other than as contemplated by the New Indenture, if at all, or (ii) any other securities convertible into, or exercisable or exchangeable for, any of the New Securities or other securities substantially similar to the New Securities, unless the Company provides each Holder with an opinion of counsel (such counsel to have experience and sophistication in the matters addressed in such opinion) addressed to each Holder stating that any such offer, sale, contract, option or other disposition will not result in the New Securities being required to be registered under the Securities Act; provided, however, the foregoing shall not apply to a redemption or an exchange with Taberna III of the Non-Participating Trust I Securities.

(h) The Company will not identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the prior written consent of such Indemnified Party.

7. Payment of Expenses. (a) In addition to the obligations agreed to by the Company under Section 2(b)(viii) and (ix) herein, the Company agrees to pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated, including all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the New Securities and any taxes payable in connection therewith (other than taxes related to income of the Holders); (ii) the fees and expenses of counsel, accountants and any other experts or advisors retained by the Company; and (iii) the fees and all reasonable expenses of each CDO Trustee, the New Indenture Trustee and any other trustee or paying agent appointed under the Operative Documents, including the fees and disbursements of counsel for such trustees. The fees of the New Indenture Trustee (excluding fees and disbursements of counsel) shall not exceed the amounts set forth in that certain Fee Agreement dated as of the date hereof between the Company and BNYM, executed in connection with the New Indenture.

(b) Taberna agrees that any outstanding fee payable with respect to the Participating Securities, as set forth in each of the Third Supplemental Indentures to the Original Indentures, shall no longer be payable. For the avoidance of doubt, any such fee with respect to the Non-Participating Trust I Securities shall remain due and payable as set forth in the relevant Third Supplemental Indenture.

8. Indemnification. (a)  The Company agrees to indemnify and hold harmless BNYM, the Holders, Taberna, Taberna Capital Management, LLC, Taberna Securities, LLC, and their respective Affiliates (collectively, the “Indemnified Parties”), the Indemnified Parties’ respective directors, officers, employees and agents and each person, if any, who controls the Indemnified Parties within the meaning of the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents provided by or on behalf of the Company, (ii) any omission or alleged omission to state a material fact required to be stated or necessary to make the statements contained in any information provided by the Company, in light of the circumstances under which they were made, not misleading, (iii) the breach or alleged breach of any representation, warranty, or agreement of the Company contained herein, or (iv) the execution and delivery by the Company of the Operative Documents and the consummation of the transactions contemplated herein and therein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnity provided in this Section 8 will be in addition to any liability that the Company may otherwise have.

(b) Promptly after receipt by an Indemnified Party under this Section 8 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Company under this Section 8, promptly notify the Company in writing of the commencement thereof; but the failure to so notify the Company (i) will not relieve the Company from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the Company of material rights and defenses and (ii) will not, in any event, relieve the Company from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. The Indemnified Parties shall be entitled to appoint counsel to represent the Indemnified Parties in any action for which indemnification is sought. The Company may participate at its own expense in the defense of any such action; provided, that counsel to the Company shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the Company be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party elects to engage separate counsel because such Indemnified Party believes that its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result. The Company will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company and/or its officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Exchange. The provisions of Sections 7 and 8 shall survive the termination or cancellation of this Agreement.

10. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

11. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant party at its address specified in Exhibit C.

12. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 8 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder. None of the rights or obligations of the Company under this Agreement may be assigned, whether by operation of law or otherwise, without Taberna’s prior written consent. The rights and obligations of the Holders under this Agreement may be assigned by the Holders without the Company’s consent; provided that the assignee assumes the obligations of any such Holders under this Agreement.

13. Applicable Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

14. Submission to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

15. Counterparts and Facsimile. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile.

16. Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement and supercedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

DEERFIELD CAPITAL CORP.,
a Maryland corporation

By: /s/ Robert A. Contreras
Name: Robert A. Contreras
Title: Secretary

(Signatures continue on the next page)

TABERNA, AS HOLDERS OF THE PARTICIPATING SECURITIES AND AS HOLDERS (AS DEFINED IN THE NEW INDENTURE):

TABERNA PREFERRED FUNDING V, LTD.,
TABERNA PREFERRED FUNDING VII, LTD.,
TABERNA PREFERRED FUNDING VIII, LTD.,
TABERNA PREFERRED FUNDING IX, LTD.

By: Taberna Capital Management, LLC
as Collateral Manager

By: /s/ Michael A. Fralin
Name: Michael A. Fralin
Title: Managing Director